CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated April 17, 2009 on Dreyfus Research Growth Fund, Inc. (formerly, Dreyfus Growth Opportunity Fund, Inc.) for the fiscal year ended February 28, 2009 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-33733 and 811-1899) of Dreyfus Research Growth Fund, Inc.

ERNST&YOUNGLLP

New York, New York June 22, 2009